CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 14, 2001 on the financial statements and financial highlights of the MegaTrends Fund, the Bonnel Growth Fund, and the Regent Eastern European Fund, each a portfolio of U.S. Global Accolade Funds, in Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A, No. 33-615542).



                                    /s/ Ernst & Young LLP

                                    ERNST & YOUNG LLP



Boston, Massachusetts
January 24, 2001